EXHIBIT 99

                                                                  {LOGO OMITTED]
                                                                     AMERICAN
                                                                 ECO CORPORATION
NEWS RELEASE
AMERICAN ECO CORPORATION
FOR IMMEDIATE RELEASE
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                  AMERICAN ECO ANNOUNCES MANAGEMENT CHANGES AND
                  SUPPORT OF NOTE HOLDERS TO RESTRUCTURE DEBT

TORONTO, June 15, 2000 - AMERICAN ECO CORPORATION (NASDAQ: ECGO, TSE: ECX) J.C.Pennie, Chairman of American Eco announced that the Board of Directors today appointed Thomas R. Cochill of Ingenium Management as interim Chief Executive Officer & Director, and Thomas J. Gardner also of Ingenium Management as interim President & Chief Operating Officer. Michael E. McGinnis, following negotiations with the Company, resigned as the President, CEO, and Director, and, has agreed to work with the Company on a month-to-month basis during the transition period.

Mr. Pennie, who is non-executive Chairman of American Eco, also announced that, following negotiations with the Company, a Committee consisting of representatives of the Noteholders representing in excess of 50% of the Company's Senior Notes have indicated their support for providing American Eco with a 90-day standstill in order to pursue a restructuring of the Senior Notes.

American Eco and the Noteholders plan to continue discussions during this period in an effort to successfully conclude the restructuring of the Senior Notes. In addition, American Eco will also continue to work with its working capital lender and other business partners to ensure the normal operation of the Company's business units during this period.

The Company previously announced the appointment of Houlihan Lokey Howard & Zukin Capital as a financial advisor to consider strategic alternatives for the Company.

AMERICAN ECO is a consolidator of outsourcing services to the energy, pulp & paper, power generation and construction management service industries.

Except for the historical information in this News Release, the News Release includes forward looking statements that involve risks and uncertainties including, but not limited to quarterly fluctuations in results, the management of growth, competition and other risks. Actual results may differ materially from such information set forth herein.

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                                www.globalout.com
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                               www.americaneco.com
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                        investorrelations@americaneco.com
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                         Investor Relations 281-774-7000